EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-267703 and 333-270722 on Form S-8 of our report dated February 27, 2025, relating to the financial statements of Xperi Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 27, 2025